EXHIBIT 2.1

(Exhibit 1A-2A to Form 1-A)

STATE OF DELAWARE
CERTIFICATE OF INCORPORATION
A STOCK CORPORATION

The undersigned Incorporator, desiring to form a corporation under pursuant to the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.	The name of the Corporation is Petelite Inc.
2.	The Registered Office of the corporation in the State of Delaware is located at 8 The Green, STE A (street), in the City of Dover, County of Kent, Zip Code 19901. The name of the Registered Agent at such address upon whom process against this corporation may be served is A Registered Agent, Inc.
3.	The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
4.	The total amount of stock this corporation is authorized to issue is 100,000,000 shares (number of authorized shares) with a par value of $0.0001 per share.
5.	The name and mailing address of the incorporator are as follows:
Name	Di Ban
Mailing Address	3010 23RD ST, Long Island City
New York Zip Code 11102
By: Di Ban Incorporator Name: Di Ban Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:04 PM 03/31/2026
FILED 12:04 PM 03/31/2026
SR 20261494694 - File Number 10570713